Exhibit 7










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                      Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286

        And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                 Dollar Amounts
ASSETS                                                            in Thousands

Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin ............    $  3,951,273
Interest-bearing balances .....................................       4,134,162

Securities:
Held-to-maturity securities ...................................         932,468
Available-for-sale securities .................................       4,279,246
Federal funds sold and Securities purchased
under agreements to resell ....................................       3,161,626
Loans and lease financing receivables:
Loans and leases, net of unearned
income...............37,861,802

LESS: Allowance for loan and
lease losses............619,791

LESS: Allocated transfer risk
reserve........................3,572

Loans and leases, net of unearned income,
allowance, and reserve ........................................      37,238,439
Trading Assets ................................................       1,551,556
Premises and fixed assets  (including  capitalized  leases) ...         684,181
Other real estate owned .......................................          10,404
Investments in  unconsolidated
subsidiaries and associated companies .........................         196,032
Customers'  liability to this bank
on acceptances  outstanding ...................................         895,160
Intangible  assets ............................................       1,127,375
Other  assets .................................................       1,915,742
Total  assets .................................................    $ 60,077,664

LIABILITIES

Deposits:

In domestic offices ...........................................    $ 27,020,578
Noninterest-bearing ...........................................      11,271,304
Interest-bearing ..............................................      15,749,274

In foreign offices, Edge and Agreement
subsidiaries, and IBFs ........................................      17,197,743
Noninterest-bearing ...........................................         103,007
Interest-bearing ..............................................      17,094,736

Federal  funds  purchased  and  Securities
sold under  agreements to repurchase ..........................       1,761,170
Demand notes issued to the U.S.Treasury .......................         125,423
Trading  liabilities ..........................................       1,625,632
Other borrowed money:

With remaining maturity of one year or less ...................       1,903,700
With  remaining  maturity  of more
than one  year  through  three  years .........................               0
With remaining  maturity  of  more
than  three  years ............................................          31,639
Bank's  liability  on acceptances  executed
and outstanding ...............................................         900,390
Subordinated notes and debentures .............................       1,308,000
Other  liabilities ............................................       2,708,852
Total  liabilities ............................................      54,583,127
EQUITY CAPITAL

Common stock ..................................................       1,135,284
Surplus .......................................................         764,443
Undivided profits and capital reserves ........................       3,542,168
Net unrealized  holding gains (losses) on
available-for-sale  securities ................................          82,367
Cumulative  foreign  currency  translation  adjustments .......         (29,725)
Total equity capital ..........................................       5,494,537
Total liabilities and equity capital ..........................    $ 60,077,664

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                              Thomas  J.  Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Reyni
Gerald L. Hassell        Directors
Alan R. Griffith